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                                                                   Exhibit 99(a)



                                 REVOCABLE PROXY

                            CENTURY SOUTH BANKS, INC.
           This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned hereby appoints Susan J. Anderson, J. Marvin Anderson and Robin Guthrie, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes each one or all of them to represent and to vote, as designated below, all of the shares of common stock of Century South Banks, Inc. ("Century South"), par value $1.00 per share, held of record by the undersigned on April 23, 2001, at the special meeting of Century South shareholders to be held at 3:00 p.m., local time, on June 4, 2000, at the Gainesville Civic Center, located at 830 Green Street, Gainesville, Georgia 30501.

         1. PROPOSAL TO: Approve the Agreement and Plan of Reorganization, dated as of December 4, 2000 (the "Merger Agreement"), by and between Century South and BB&T Corporation ("BB&T"), pursuant to which, among other matters, (a) Century South will merge with and into BB&T, and (b) each share of common stock of Century South outstanding at the effective time will be converted into the right to receive .93 of a share of BB&T common stock, plus cash in lieu of any fractional share of BB&T common stock, as described in the Proxy Statement/Prospectus dated May __, 2001.

                   FOR           AGAINST         ABSTAIN

         2. In their discretion, to vote upon such other business as may properly come before the special meeting including, among other things, a motion to adjourn or postpone the Century South special meeting to another time for the purpose of soliciting additional proxies or otherwise. However, no proxy with instructions to vote against the Merger Agreement will be voted in favor of any adjournment or postponement of the special meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

Please sign exactly as the name appears below. When shares are held by joint tenants, all joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

If shares are held by a corporation, an authorized corporate officer should sign in full corporate name. If shares are held by a partnership, an authorized person should sign in partnership name.

         DATED:______________________________


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         Signature

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         Signature if held jointly